Exhibit 5.1

511 Union Street, Suite 2700 P.O. Box 198966 Nashville, TN 37219-8966	615.244.6380 main 615.244.6804 fax wallerlaw.com

December 27, 2019

FB Financial Corporation

211 Commerce Street, Suite 300

Nashville, TN 37201

Re:        Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to FB Financial Corporation, a Tennessee corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-4 (as amended to date, the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers an aggregate of 954,827 shares of common stock, par value $1.00 per share (“Common Stock”), of the Company (the “Shares”) to be issued in connection with the proposed merger of FNB Financial Corp., a Kentucky corporation (“FNB”), with and into the Company with the Company continuing as the surviving corporation (the “Parent Merger”), and, immediately following the Parent Merger, the proposed merger of The Farmers National Bank of Scottsville, a national bank and wholly owned subsidiary of FNB (“Farmers National”), with and into FirstBank, a Tennessee-chartered commercial bank and wholly owned subsidiary of the Company (“FirstBank”), with FirstBank continuing as the surviving bank. The Parent Merger will be consummated in accordance with an Agreement and Plan of Merger, dated September 17, 2019, by and among the Company, FirstBank, FNB and Farmers National, as such agreement may be amended from time to time (the “Merger Agreement”).

In connection with the opinion rendered herein, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of:

(i)	an executed copy of the Merger Agreement;

(ii)	the Registration Statement;

(iii)	the proxy statement/prospectus that forms a part of the Registration Statement (the “Proxy Statement/Prospectus”);

(iv)	the Amended and Restated Charter of the Company;

(v)	the Amended and Restated Bylaws of the Company;

(vi)	resolutions of the Board of Directors of the Company adopted on September 16, 2019, as certified by the Secretary of the Company as being a true, correct and complete copy of such resolutions; and

(vii)	a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the date hereof, certifying to various factual matters (the “Certificate of Officers”).

In addition to those documents set forth above, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates of officers of the Company, certificates of public officials and other instruments. We have also made such other and further investigations, including investigations of law, as we have deemed necessary or appropriate to form a basis for the opinion rendered herein.

FB Financial Corporation December 27, 2019 Page 2

For purposes of the opinion rendered herein, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, (iii) the due authorization, execution and delivery of the Merger Agreement by all parties thereto, except for the Company and the Bank, (iv) the full legal capacity of natural persons who have executed documents, (v) the genuineness of all signatures, (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, certificates, contracts, documents, instruments and records that we have reviewed, and (vii) the absence of any undisclosed modifications to the agreements, certificates, contracts, documents, instruments and records that we have reviewed. In particular, we have assumed that FNB and Farmers National have duly authorized, executed and delivered the Merger Agreement, that FNB and Farmers National have the legal right, power and authority under all applicable laws and regulations to execute and deliver the Merger Agreement and to perform their respective obligations thereunder and that the Merger Agreement is a valid and binding obligation of FNB and Farmers National.

For purposes of the opinion rendered herein, we have further assumed that, prior to the issuance of any of the Shares, (i) the Registration Statement will have become effective under the Securities Act, (ii) to the extent required under the laws of the State of Kentucky, the shareholders of FNB will have approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) the transactions contemplated by the Merger Agreement, including the Merger, will have been consummated in accordance with the Merger Agreement.

As to any facts material to the opinion rendered herein, we have relied, to the extent we have deemed reliance proper, upon certificates of public officials and, with your permission, certificates of officers of the Company, including the Certificate of Officers, without any independent verification thereof. We have also relied upon the accuracy and completeness of the representations and warranties set forth in the Merger Agreement.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement has become effective under the Securities Act, the Shares, when issued in accordance with the Merger Agreement, will be validly issued, fully paid and non-assessable.

This opinion is limited to the Tennessee Business Corporation Act (the “TBCA”), including all applicable reported judicial decisions interpreting the TBCA, as in effect on the date hereof. No opinion is rendered as to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed herein.

Except as otherwise expressly stated herein, the opinion rendered is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

No opinion is rendered herein as to the contents of the Registration Statement or the Proxy Statement/Prospectus.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the caption “Legal Matters” in the Proxy Statement/Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP

Waller Lansden Dortch & Davis, LLP